                                                                   EXHIBIT 10.48

================================================================================





                               Borders Group, Inc.





                                   $50,000,000





                 6.31% Senior Guaranteed Notes due July 30, 2006



                                 --------------


                             Note Purchase Agreement


                                  -------------





                            Dated as of July 30, 2002




================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)



SECTION                                         HEADING                                        PAGE

SECTION 1.                 AUTHORIZATION OF NOTES..................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES..............................................1


SECTION 3.                 CLOSING.................................................................2


SECTION 4.                 CONDITIONS TO CLOSING...................................................2

       Section 4.1.        Representations and Warranties..........................................2
       Section 4.2.        Performance; No Default.................................................2
       Section 4.3.        Compliance Certificates.................................................2
       Section 4.4.        Opinions of Counsel.....................................................3
       Section 4.5.        Purchase Permitted by Applicable Law, Etc...............................3
       Section 4.6.        Sale of Other Notes.....................................................3
       Section 4.7.        Payment of Special Counsel Fees.........................................3
       Section 4.8.        Guaranty Agreement......................................................3
       Section 4.9.        Private Placement Number................................................3
       Section 4.10.       Changes in Corporate Structure..........................................4
       Section 4.11.       Proceedings and Documents...............................................4

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................4

       Section 5.1.        Organization; Power and Authority.......................................4
       Section 5.2.        Authorization, Etc......................................................4
       Section 5.3.        Disclosure..............................................................4
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries;
                               Affiliates..........................................................5
       Section 5.5.        Financial Statements....................................................5
       Section 5.6.        Compliance with Laws, Other Instruments, Etc............................5
       Section 5.7.        Governmental Authorizations, Etc........................................6
       Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders...............6
       Section 5.9.        Taxes...................................................................6
       Section 5.10.       Title to Property; Leases...............................................6
       Section 5.11.       Licenses, Permits, Etc..................................................7
       Section 5.12.       Compliance with ERISA...................................................7
       Section 5.13.       Private Offering by the Company.........................................8
       Section 5.14.       Use of Proceeds; Margin Regulations.....................................8
       Section 5.15.       Existing Indebtedness; Future Liens.....................................8
       Section 5.16.       Status under Certain Statutes...........................................9
       Section 5.17.       Environmental Matters...................................................9




       Section 5.18.       Foreign Assets Control Regulations, Etc.................................9
       Section 5.19.       Solvency...............................................................10
       Section 5.20.       Pari Passu Obligations.................................................10

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER.......................................10

       Section 6.1.        Purchase for Investment................................................10
       Section 6.2.        Source of Funds........................................................10

SECTION 7.                 INFORMATION AS TO COMPANY..............................................12

       Section 7.1.        Financial and Business Information.....................................12
       Section 7.2.        Officer's Certificate..................................................14
       Section 7.3.        Inspection.............................................................15

SECTION 8.                 PREPAYMENT OF THE NOTES................................................15

       Section 8.1.        Prepayments Generally..................................................15
       Section 8.2.        Optional Prepayments with Make-Whole Amount............................15
       Section 8.3.        Prepayment of Notes Upon Change of Control.............................16
       Section 8.4.        Allocation of Partial Prepayments......................................16
       Section 8.5.        Maturity; Surrender, Etc...............................................17
       Section 8.6.        Purchase of Notes......................................................17
       Section 8.7.        Make-Whole Amount......................................................17

SECTION 9.                 AFFIRMATIVE COVENANTS..................................................18

       Section 9.1.        Compliance with Law....................................................18
       Section 9.2.        Insurance..............................................................19
       Section 9.3.        Maintenance of Properties..............................................19
       Section 9.4.        Payment of Taxes and Claims............................................19
       Section 9.5.        Corporate Existence, Etc...............................................19
       Section 9.6.        Additional Subsidiaries................................................19
       Section 9.7.        Pari Passu Ranking.....................................................20

SECTION 10.                NEGATIVE COVENANTS.....................................................20

       Section 10.1.       Transactions with Affiliates...........................................20
       Section 10.2.       Consolidated Net Worth.................................................20
       Section 10.3.       Consolidated Total Debt Coverage.......................................20
       Section 10.4.       Fixed Charge Coverage..................................................21
       Section 10.5.       Permitted Investments..................................................21
       Section 10.6.       Priority Debt..........................................................21
       Section 10.7.       Liens..................................................................21
       Section 10.8.       Merger, Consolidation, etc.............................................22
       Section 10.9.       Sale of Assets.........................................................23
       Section 10.10.      Nature of Business.....................................................24

SECTION 11.                EVENTS OF DEFAULT......................................................24





SECTION 12.                REMEDIES ON DEFAULT, ETC...............................................27

       Section 12.1.       Acceleration...........................................................27
       Section 12.2.       Other Remedies.........................................................27
       Section 12.3.       Rescission.............................................................27
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc......................28

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................28

       Section 13.1.       Registration of Notes..................................................28
       Section 13.2.       Transfer and Exchange of Notes.........................................28
       Section 13.3.       Replacement of Notes...................................................29
       Section 13.4.       Legend.................................................................29

SECTION 14.                PAYMENTS ON NOTES......................................................29

       Section 14.1.       Place of Payment.......................................................29
       Section 14.2.       Home Office Payment....................................................30

SECTION 15.                EXPENSES, ETC..........................................................30

       Section 15.1.       Transaction Expenses...................................................30
       Section 15.2.       Survival...............................................................30

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                           Agreement..............................................................30


SECTION 17.                AMENDMENT AND WAIVER...................................................31

       Section 17.1.       Requirements...........................................................31
       Section 17.2.       Solicitation of Holders of Notes.......................................31
       Section 17.3.       Binding Effect, Etc....................................................31
       Section 17.4.       Notes Held by Company, Etc.............................................32

SECTION 18.                NOTICES................................................................32


SECTION 19.                REPRODUCTION OF DOCUMENTS..............................................32


SECTION 20.                CONFIDENTIAL INFORMATION...............................................33


SECTION 21.                SUBSTITUTION OF PURCHASER..............................................34


SECTION 22.                MISCELLANEOUS..........................................................34

       Section 22.1.       Successors and Assigns.................................................34
       Section 22.2.       Payments Due on Non-Business Days......................................34
       Section 22.3.       Severability...........................................................34




       Section 22.4.       Construction...........................................................34
       Section 22.5.       Counterparts...........................................................34
       Section 22.6.       Governing Law..........................................................35

Signature.........................................................................................36


SCHEDULE A         --    INFORMATION RELATING TO PURCHASERS

SCHEDULE B         --    DEFINED TERMS

SCHEDULE 5.4       --    Subsidiaries of the Company and Ownership of Subsidiary
                         Stock

SCHEDULE 5.5       --    Financial Statements

SCHEDULE 5.8       --    Litigation

SCHEDULE 5.14      --    Use of Proceeds

SCHEDULE 5.15      --    Existing Indebtedness

SCHEDULE 10.5      --    Permitted Investments

EXHIBIT 1          --    Form of 6.31% Senior Guaranteed Note due July 30, 2006

EXHIBIT 2          --    Form of Guaranty Agreement

EXHIBIT 4.4(A)     --    Form of Opinion of Special Counsel for the Company and
                         the Guarantors

EXHIBIT 4.4(B)     --    Form of Opinion of Special Counsel for the Purchasers

                               BORDERS GROUP, INC.
                                100 PHOENIX DRIVE
                            ANN ARBOR, MICHIGAN 48108



                 6.31% Senior Guaranteed Notes due July 30, 2006


                                                                     Dated as of
                                                                   July 30, 2002


TO EACH OF THE PURCHASERS LISTED IN THE
ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         BORDERS GROUP, INC., a Michigan corporation (the "Company"), agrees with you as follows:

SECTION 1.           AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 6.31% Senior Guaranteed Notes due July 30, 2006 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.           SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Borders Group, Inc.                                  Note Purchase Agreement


         The obligations of the Company under this Agreement and the Notes will be guaranteed pursuant to the Guaranty Agreement.

SECTION 3.           CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on July 30, 2002 or on such other Business Day thereafter on or prior to July 31, 2002 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 1001738167 at PNC Bank, Pittsburgh, ABA Number 043000096, Account Name: Borders Group Inc. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and in the Guaranty Agreement shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. The Company and each Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Guaranty Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 or Sections 10.8 through 10.9 hereof had such Sections applied since such date.

         Section 4.3. Compliance Certificates.

         (a) Officer's Certificate. The Company and each Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

Borders Group, Inc.                                  Note Purchase Agreement


         (b) Secretary's Certificate. The Company and each Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements in the case of the Company, and the Guaranty Agreement in the case of the Guarantors.

         Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Dickinson Wright PLLC, counsel for the Company and the Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.8. Guaranty Agreement. The Guaranty Agreement shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received a true, correct and complete copy thereof.

         Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

Borders Group, Inc.                                  Note Purchase Agreement



         Section 4.10. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, Banc One Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated June, 2002 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since January 27, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse

Borders Group, Inc.                                  Note Purchase Agreement



Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust,

Borders Group, Inc.                                  Note Purchase Agreement



loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in Schedule 5.8 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended January 28, 2001.

         Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the

Borders Group, Inc.                                  Note Purchase Agreement



ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

         (b) To the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

         (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards

Borders Group, Inc.                                  Note Purchase Agreement


Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than thirty-four (34) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of July 15, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or

Borders Group, Inc.                                  Note Purchase Agreement


otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.7.

        Section 5.16. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.17. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.18. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transaction With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages in any dealings or transactions, or be otherwise associated, with any such person.

Borders Group, Inc.                                  Note Purchase Agreement



         Section 5.19. Solvency. The fair value of the business and assets of each of the Company and each Guarantor exceeds the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement, the Other Agreements, the Guaranty Agreement and the Notes (including, without limitation, the use of the proceeds of the sale of the Notes). Neither the Company nor the Guarantors, after giving effect to the transactions contemplated by this Agreement, the Other Agreements, the Guaranty Agreement and the Notes, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of the Federal Bankruptcy Code), and neither the Company nor the Guarantors has any intent to

                  (a) hinder, delay or defraud any entity to which any of them is, or will become, on or after the date of Closing, indebted, or

                  (b) incur debts that would be beyond any of their ability to pay as they mature.

        Section 5.20.    Pari Passu Obligations.

         (a) The Notes. The Notes rank equally and ratably with all unsecured and unsubordinated obligations of the Company generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

         (b) The Guaranty Agreement. The Guaranty Agreement ranks equally and ratably with all unsecured and unsubordinated obligations of each of the Guarantors generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

Borders Group, Inc.                                  Note Purchase Agreement



                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party-in-interest" and "separate account" shall have the respective meanings as assigned to such terms in Section 3 of ERISA.

Borders Group, Inc.                                  Note Purchase Agreement


         If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b),
(c) or (e) above, the Company shall deliver on the date of Closing or on the date of transfer, as applicable, a certificate, which shall state whether that
(i) it is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

SECTION 7.           INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

         (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                   (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of:

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

Borders Group, Inc.                                  Note Purchase Agreement


         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public
                  accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five business days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five business days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

Borders Group, Inc.                                  Note Purchase Agreement


                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                   (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2 through 10.4 and 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the

Borders Group, Inc.                                  Note Purchase Agreement


         existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.           PREPAYMENT OF THE NOTES.

         Section 8.1. Prepayments Generally. The Notes are not subject to prepayment or redemption at the option of the Company prior to their express maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount as set forth in this Agreement.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5.00% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be

Borders Group, Inc.                                  Note Purchase Agreement



prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3.    Prepayment of Notes Upon Change of Control.

         (a) Condition to Company Action. Within five (5) days of a Change of Control, the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.3, accompanied by the certificate described in subparagraph (e) of this Section 8.3.

         (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "Proposed Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

         (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

         (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

         (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the

Borders Group, Inc.                                  Note Purchase Agreement


Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time

Borders Group, Inc.                                  Note Purchase Agreement


         or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.           AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in

Borders Group, Inc.                                      Note Purchase Agreement

effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.8 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Additional Subsidiaries. The Company hereby covenants and agrees that, if any Domestic Subsidiary which is not a Guarantor (i) guarantees the Company's obligations under the Bank Credit Agreement, (ii) becomes an obligor under the Credit Agreement or (iii) directly or indirectly guarantees any Indebtedness or other obligations of the Company, it will cause such Domestic Subsidiary to enter into a joinder agreement substantially in the form

Borders Group, Inc.                                      Note Purchase Agreement

of the joinder agreement set forth as Annex 1 to the Guaranty Agreement and acceptable in form and substance to the Required Holders for the benefit of the holders of the Notes, together with a completed closing certificate substantially in the form of Annex 2 to the Guaranty Agreement and a favorable legal opinion of counsel as to the due authorization, execution, delivery, legality, validity and enforceability thereof, and that such guaranty agreement does not violate or conflict with any law or governing document relating to the Company or such Domestic Subsidiary. Notwithstanding the foregoing, in the event that any Guarantor is no longer obligated to any Lender pursuant to the Credit Agreement or any guarantee thereof or any other Indebtedness directly or indirectly as an obligor, guarantor or otherwise and (x) no Default or Event of Default exists or would exist immediately after such release, and (y) the release of such Guarantor would not result in a Material Adverse Effect, the holders of the Notes hereby agree to release such Guarantor from its obligations under the Guaranty Agreement pursuant to terms and conditions reasonably satisfactory to the Required Holders.

         Section 9.7. Pari Passu Ranking. The Company's obligations under the Notes and this Agreement will at all times rank at least pari passu, without preference or priority, with all unsecured and unsubordinated Debt of the Company generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.2. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $725,000,000, plus (b) an aggregate amount equal to 20% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ending July 31, 2002.

         Section 10.3. Consolidated Total Debt Coverage. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness unless on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness,

                  (a) no Default or Event of Default exists, and

Borders Group, Inc.                                      Note Purchase Agreement

                  (b) the ratio of Consolidated Total Debt to Consolidated Operating Cash Flow does not exceed 2.50 to 1.00, in each case for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation.

For the purposes of this Section 10.3, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

         Section 10.4. Fixed Charge Coverage. The Company will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges to be less than 1.50 to 1.00 for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation.

         Section 10.5. Permitted Investments. The Company will not, and will not permit any Subsidiary to, make, authorize or have any Investment other than Permitted Investments.

         Section 10.6. Priority Debt. The Company will not, at any time, permit Priority Debt to exceed 15% of Consolidated Net Worth determined as of the end of the most recently ended fiscal quarter.

         Section 10.7. Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien in respect of any Property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes or assessments or other governmental charges or levies, provided that payment thereof is not required by
         Section 9.1 or 9.4;

                  (b) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, provided that payment thereof is not required by Section 9.1 or 9.4;

                  (c) other Liens incidental to the normal conduct of the business of the Company and its Subsidiaries or the ownership of their property which are not incurred in connection with the incurrence of Indebtedness and which do not, in the aggregate, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

                  (d) minor survey exceptions or minor encumbrances which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities, which do not materially impair their use in operations of the business of the Company and its Subsidiaries;

                  (e) Liens existing on the date of this Agreement as described on Schedule 5.15;

Borders Group, Inc.                                      Note Purchase Agreement

                   (f) the extension, renewal or replacement of any Lien permitted by the foregoing paragraph (e) in respect of the same property subject thereto or the extension, renewal of such replacement liens (without increase of principal amount of the Indebtedness secured);

                  (g) (i) any Lien in property or in rights relating thereto to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price or cost of the construction of such property created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction, or

                  (ii) any Lien in property existing in such property at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary, or

                  (iii) any Lien existing in the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, provided, however, that all of such Liens described in this Section 10.7(g) shall not exceed, in the aggregate, 100% of the fair market value on the related property;

                  (h) Liens securing obligations of a Subsidiary to the Company or a Wholly-Owned Subsidiary;

                  (i) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted pursuant to paragraph (c) of the definition of Priority Debt;

                  (j) Liens in respect of the interests of lessors under Capital Leases and Synthetic Leases permitted under this Agreement securing obligations of the Company or its Subsidiaries to the lessor under such Capital Leases or Synthetic Leases;

                  (k) if and so long as no Default or Event of Default exists hereunder, including, without limitation under Section 10.6, Liens securing Indebtedness of the Company or any Subsidiary in addition to those described in clauses (a) through (j) above;

                  (l) Liens on the properties covered by the Existing Synthetic Lease Facility and related assets granted to the real estate administrative agent under the Existing Synthetic Lease Facility securing obligations of the Company or its Subsidiaries to the lenders under the Existing Synthetic Lease Facility; and

                  (m) Liens constituting rights of setoff described in Section
         16.1 of the Credit Agreement.

         Section 10.8. Merger, Consolidation, etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease

Borders Group, Inc.                                      Note Purchase Agreement

substantially all of its assets in a single transaction or series of transactions to any Person (except that any Subsidiary may merge with or into, or convey, transfer or lease substantially all of its assets to, the Company or any Wholly-Owned Subsidiary if (1) in any such merger or consolidation involving the Company, the Company is the survivor and (2) immediately after giving effect to any such merger, consolidation or conveyance, transfer or lease, no Default or Event of Default would exist) unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or such Subsidiary as an entirety, as the case may be, shall be a solvent corporation and, in the case of the Company or any Guarantor, organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or, in the case of any Guarantor which is not organized in the United States, under the laws of such Guarantor's jurisdiction of organization, and, in the case of any such transaction involving the Company or a Guarantor, if the Company or such Guarantor is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the other Agreements and the Notes or the Guaranty Agreement, in the case of a successor to any Guarantor and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness pursuant to Sections 10.3 and 10.4, treating such transaction, for determining compliance with Sections 10.3 and 10.4, as having been consummated as of the last day of the immediately preceding fiscal quarter.

No such conveyance, transfer or lease of substantially all of the assets of the Company or such Subsidiary shall have the effect of releasing the Company or such Subsidiary or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.8 from its liability under this Agreement, the Other Agreements or the Notes to which it is a party.

         Section 10.9. Sale of Assets. Except as permitted under Section 10.8, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

Borders Group, Inc.                                      Note Purchase Agreement

                  (c) immediately after giving effect to such Asset Disposition, the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.3 and Section 10.4 assuming such Asset Disposition occurred as of the end of the immediately preceding fiscal quarter; and

                  (d) the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 15% of Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Asset Disposition.

To the extent that the Net Sales Amount consisting of cash for any Transfer to a Person other than the Company or a Subsidiary is applied to a Debt Prepayment Application or applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Sales Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Sales Amount so applied), only for the purpose of determining compliance with subsection (d) of this
Section 10.9 as of any date, shall be deemed not to be an Asset Disposition.

         Section 10.10. Nature of Business. The Company will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.9; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written

Borders Group, Inc.                                      Note Purchase Agreement


         notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or the Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

Borders Group, Inc.                                      Note Purchase Agreement

                  (i) default shall occur in the observance or performance of any provision of the Guaranty Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (i) of Section 11); or

                  (j) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such Guaranty Agreement is invalid, void or unenforceable or any party thereto shall contest or deny in writing the validity or enforceability of any of its obligations under any such Guaranty Agreement; or

                  (k) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Subsidiaries (net of insurance proceeds whereunder a solvent insurer with an investment grade long term bond rating has acknowledged in writing its obligation to satisfy such judgment) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal; or

                  (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Borders Group, Inc.                                      Note Purchase Agreement

SECTION 12. REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and

Borders Group, Inc.                                      Note Purchase Agreement

Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. Transfer and Exchange of Notes. Subject to Section 13.4, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note

Borders Group, Inc.                                      Note Purchase Agreement


be deemed to make the same representations to the Company regarding the Note or participation as you and the Other Purchasers have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         Section 13.4. Legend. Upon issuance of the Notes and until such time, if any, as the same is no longer required under applicable securities laws, the Notes shall bear the following legend:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE REGISTRATION UNDER SAID ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR IF SAID ACT DOES NOT APPLY.

Any holder of a Note may, upon surrender of its Notes to the Company together with an opinion of counsel (which counsel may be internal counsel to such holder) to the effect that the foregoing legend is no longer required under applicable securities laws, obtain a like Note in exchange for its Note without such legend.

SECTION 14. PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Borders Group, Inc.                                      Note Purchase Agreement

         Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding

Borders Group, Inc.                                      Note Purchase Agreement

sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

         Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this

Borders Group, Inc.                                      Note Purchase Agreement

Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Edward W. Wilhelm, Senior Vice President and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any

Borders Group, Inc.                                      Note Purchase Agreement

other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors and outside agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this
Section 20.

Borders Group, Inc.                                      Note Purchase Agreement

SECTION 21. SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

Borders Group, Inc.                                      Note Purchase Agreement

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Michigan excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

Borders Group, Inc.                                      Note Purchase Agreement

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        BORDERS GROUP, INC.



                                        By______________________________________
                                          Name:
                                          Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        TEACHERS INSURANCE AND ANNUITY
                                          ASSOCIATION OF AMERICA



                                        By _____________________________________
                                           Name:
                                           Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        TIAA-CREF LIFE INSURANCE COMPANY

                                        By: Teachers Insurance and Annuity
                                            Association of America, as
                                            Investment Manager



                                        By______________________________________
                                          Name:
                                          Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        JEFFERSON-PILOT LIFE INSURANCE COMPANY



                                        By _____________________________________
                                           Name:
                                           Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        JEFFERSON PILOT LIFEAMERICA INSURANCE
                                          COMPANY



                                        By _____________________________________
                                           Name:
                                           Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        THE TRAVELERS INSURANCE COMPANY



                                        By _____________________________________
                                           Name:
                                           Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        THE TRAVELERS LIFE AND ANNUITY COMPANY



                                        By _____________________________________
                                           Name:
                                           Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        PRIMERICA LIFE INSURANCE COMPANY



                                        By _____________________________________
                                           Name:
                                           Title:

Borders Group, Inc.                                      Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                        ALLSTATE LIFE INSURANCE COMPANY



                                        By _____________________________________
                                           Name:

                                        By _____________________________________
                                           Name:

                                                  Authorized Signatories

                       INFORMATION RELATING TO PURCHASERS


                                                         PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                           NOTES TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY                               $10,000,000
  ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York  10017-3206


Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

         Chase Manhattan Bank
         ABA #021-000-021
         New York, New York
         For deposit to the account of:
         TIAA Personal Annuity Private Placements
         Account Number 900-2-000200
         For further credit to the TIAA Account Number:  G07320
         Reference: PPN# 099709 A* 8/ Borders Group, Inc./Mat. Date/Coupon Rate/P&I Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Notes; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  Securities Accounting Division
         Telephone:  (212) 916-6004
         Fax:  (212) 916-6955



                                   SCHEDULE A
                          (to Note Purchase Agreement)

All other notices and communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  John Goodreds - Securities Division
         Telephone:        (212) 916-6578
         Fax:              (212) 916-6582

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1624203

Notes should be delivered to your attorney contact at Teachers.

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

TIAA-CREF LIFE INSURANCE COMPANY                                $13,000,000
730 Third Avenue
New York, New York  10017-3206


Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

         Chase Manhattan Bank
         ABA #021-000-021
         New York, New York
         For deposit to the account of:
         T-C Life PA Select Private Placements
         Account Number 900-9-000200
         For further credit to TIAA Account Number:  G08045
         Reference: PPN# 099709 A* 8/ Borders Group, Inc./Mat. Date/Coupon Rate/P&I Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Notes, (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  Securities Accounting Division
         Telephone:  (212) 916-6004
         Fax:  (212) 916-6955

All other communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York  10017-3206
         Attention:  John Goodreds - Securities Division
         Telephone:        (212) 916-6578
         Fax:              (212) 916-6582

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3917848

                                                           PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                             NOTES TO BE PURCHASED

JEFFERSON-PILOT LIFE INSURANCE COMPANY                          $8,000,000
Post Office Box 20407
Greensboro, North Carolina  27420
Attention:  Securities Administration
Telefacsimile:  (336) 691-3025
Overnight Mail Address:
100 North Greene Street
Greensboro, North Carolina  27401


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Borders Group, Inc., 6.31% Senior Guaranteed Notes due 2006, PPN 099709 A* 8, principal, premium or interest") to:

         Jefferson-Pilot Life Insurance Company
         c/o The Bank of New York
         ABA #021 000 018  BNF:  IOC566
         Custody Account 186100
         Attention:  P&I Department

Notices

All notices and communications, including notices with respect to payments on or in respect of the Notes and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  56-0359860

Securities should be delivered to:

         Bank of New York
         One Wall Street
         3rd Floor, Window A
         For Jefferson-Pilot Life Account 186100
         New York, New York  10286

with copy of transmittal letter and Note to contact person at Jefferson-Pilot.

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

JEFFERSON PILOT LIFEAMERICA INSURANCE                            $3,000,000
  COMPANY
P. O. Box 20407
Greensboro, North Carolina  27420
Attention:  Securities Administration
Telefacsimile:  (336) 691-3717
Overnight Mail Address:
100 North Greene Street
Greensboro, North Carolina  27401
Attention:  Securities Administration



Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Borders Group, Inc., 6.31% Senior Guaranteed Notes due 2006, PPN 099709 A* 8, principal, premium or interest") to:

         Jefferson Pilot LifeAmerica Insurance Company
         c/o The Bank of New York
         ABA #021 000 018  BNF:  IOC566
         Custody Account 186145
         Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

         Jefferson Pilot LifeAmerica Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

with duplicate notice to Jefferson Pilot LifeAmerica Insurance Company at the address first provided above.

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  22-0832760

Securities should be delivered to:

         Bank of New York
         One Wall Street
         3rd Floor, Window A
         For Jefferson Pilot LifeAmerica Account 280256
         New York, New York  10286

with copy of transmittal letter and Note to contact person at Jefferson Pilot.

                                                           PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                             NOTES TO BE PURCHASED

THE TRAVELERS INSURANCE COMPANY                                 $5,000,000
242 Trumbull Street
Hartford, Connecticut  06115-0449
Attention: Private Placements, 7th Floor
Telefacsimile:  (860) 954-5243


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Borders Group, Inc., 6.31% Senior Guaranteed Notes due 2006, PPN 099709 A* 8, principal, premium or interest") to:

         The Travelers Insurance Company -- Consolidated Private
           Placement Account No. 910-2-587434
         JPMorgan Chase Bank
         One Chase Manhattan Plaza
         New York, New York  10004
         ABA #021000021

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

         The Travelers Insurance Company
         242 Trumbull Street
         Hartford, Connecticut  06115-0449
         Attention: Cashier, 5th Floor
         Telefacsimile:  (860) 277-7941

Name of Nominee in which Notes are to be issued:  TRAL & CO

Taxpayer I.D. Number:  06-0566090 (a Connecticut corporation)

                                                           PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                             NOTES TO BE PURCHASED

THE TRAVELERS LIFE AND ANNUITY COMPANY                          $3,000,000
242 Trumbull Street
Hartford, Connecticut  06115-0449
Attention: Private Placements, 7th Floor
Telefacsimile:  (860) 954-5243


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Borders Group, Inc., 6.31% Senior Guaranteed Notes due 2006, PPN 099709 A* 8, principal, premium or interest") to:

         The Travelers Insurance Company
         Consolidated Private Placement Account No. 910-2-587434
         JPMorgan Chase Bank
         One Chase Manhattan Plaza
         New York, New York  10004
         ABA #021000021

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

         The Travelers Life and Annuity Company
         242 Trumbull Street
         Hartford, Connecticut  06115-0449
         Attention: Cashier, 5th Floor
         Telefacsimile:  (860) 277-7941

Name of Nominee in which Notes are to be issued:  TRAL & CO

Taxpayer I.D. Number:  06-0904249

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

PRIMERICA LIFE INSURANCE COMPANY                                 $1,000,000
242 Trumbull Street
Hartford, Connecticut  06115-0449
Attention: Private Placements, 7th Floor
Telefacsimile:  (860) 954-5243


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Borders Group, Inc., 6.31% Senior Guaranteed Notes due 2006, PPN 099709 A* 8, principal, premium or interest") to:

         Primerica Life Insurance Company Account No. 910-2-587434 JPMorgan Chase Bank
         One Chase Manhattan Plaza
         New York, New York  10004
         ABA #021000021

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

         Primerica Life Insurance Company
         242 Trumbull Street
         Hartford, Connecticut  06115-0449
         Attention: Cashier, 5th Floor
         Telefacsimile:  (860) 277-7941

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590590

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

ALLSTATE LIFE INSURANCE COMPANY                                  $5,000,000
3075 Sanders Road, STE G5D                                       $2,000,000
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-7117
Telecopier Number:  (847) 402-3092


Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the exact format as follows:

         BBK =        Harris Trust and Savings Bank
                      ABA #071000288
         BNF =        Allstate Life Insurance Company
                      Collection Account #168-117-0
         ORG =        Borders Group, Inc.
         OBI =        DPP - (Enter Private Placement Number, if available)
                      Payment Due Date (MM/DD/YY) - P ______ (Enter "P" and the amount of principal being remitted, for example, P5000000.00) - I ______ (Enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois  60062-7127
         Telephone:        (847) 402-6672 Private Placements
                           (847) 402-3802 Bank Loans
         Telecopy:         (847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

Securities should be delivered to:

         Harris Trust and Savings Bank
         111 West Monroe Street 6W
         Chicago, IL  60603
         Attention:  Valerie Haney
         For Allstate Life Insurance Company/Safekeeping Account No. 846627

                                  DEFINED TERMS

GENERAL PROVISIONS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) a majority of the securities of a corporation, which securities have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage and voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Asset Disposition" means any Transfer except:

                  (a) any

                           (i) Transfer from a Subsidiary to the Company or a
                  Subsidiary;


                                   SCHEDULE B
                          (to Note Purchase Agreement)

                           (ii) Transfer from the Company to a Subsidiary;

                           (iii) any Transfer that constitutes an Excluded Sale
                  and Leaseback Transaction; and

                           (iv) Transfers of Investments permitted under clause
                  (l) of the definition of Permitted Investments;

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists provided, however, in the case of any transfer to a Subsidiary which is not a Wholly-Owned Subsidiary, only that portion of the value of the asset Transferred which is proportionately equal to the Company's ownership percentage (direct or indirect) of such non-Wholly-Owned Subsidiary shall be excepted for purposes of this definition; and

                   (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any Subsidiary or that is obsolete.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized to be closed.

         "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Change of Control" means any of the following events or circumstances:

                   (i) individuals who, at the beginning of any period of 12 consecutive calendar months, constitute the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company's board of directors then in office; or

                  (ii) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of 35% or more of the total voting power of all classes then outstanding of the Company's voting stock.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Borders Group, Inc., a Michigan corporation.

         "Confidential Information" is defined in Section 20.

         "Consolidated Fixed Charges" means, with respect to any period, the sum of (i) Interest Expense for such period plus (ii) Lease Rentals for such period, determined on a consolidated basis for the Company and its Subsidiaries, provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.

         "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus (to the extent deducted to calculate Consolidated Net Income):

                  (a) all provisions for income taxes;

                  (b) total depreciation and amortization expense; and

                  (c) Consolidated Fixed Charges for such period,

provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period. Notwithstanding the foregoing, there shall be excluded in calculating Consolidated Net Income for purposes of this definition any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142.

         "Consolidated Net Income" means the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, excluding (to the extent deducted to calculate Consolidated Net Income):

                  (i) extraordinary gain and losses; and

                  (ii) any equity interest of the Company on the unremitted earnings of any Person that is not a Subsidiary.

         "Consolidated Net Worth" means the value of stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Operating Cash Flow" means Consolidated Net Income for the previous four quarters plus (to the extent deducted to calculate Consolidated Net Income):

                  (i) provisions for federal, state and local income taxes;

                  (ii) Interest Expense; and

                  (iii) depreciation and amortization, all in accordance with GAAP,

provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period. Notwithstanding the foregoing, there shall be excluded in calculating Consolidated Net Income for purposes of this definition any losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142.

         "Consolidated Total Assets" means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAP.

         "Consolidated Total Debt" means, without duplication, all Indebtedness of the Company and its Subsidiaries, including current maturities of such obligations, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Liabilities" means all liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Company and its Subsidiaries.

         "Credit Agreement" means that certain Credit Agreement, as may be amended, modified, supplemented, refinanced or replaced from time to time, dated as of June 21, 2002, among the Company, the Subsidiaries party thereto, the lenders listed on Schedule 1 thereto, PNC Bank National Association, as Administrative Agent, Fleet National Bank, as Syndication Agent, Wachovia Bank, National Association, as Co-Syndication Agent, Bank One, NA (Main Office Chicago), as Documentation Agent with Fleet Securities, Inc. and Wachovia Securities having acted as Co-Arrangers.

         "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or any Subsidiary of cash in an amount equal to the Net Sales Amount (or portion thereof) with respect to such Transfer to pay Senior Debt of the Company or any Subsidiary, (other than Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company or such Subsidiary shall offer to prepay each outstanding Note in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to prepay the Ratable Portion of the Notes on a date which is not less than 30 days after the date of the notice of offer). If any holder of a Note fails to accept in writing such offer of prepayment within 15 day of receipt of the notice of offer, then, for purposes of the preceding sentence only, the Company or such Subsidiary nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Sales Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by Bank One, N.A. in Chicago, Illinois as its "base" or "prime" rate.

         "Disposition Value" means, at any time, with respect to any property

                   (a) in the case of property that does not constitute stock of a Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                   (b) in the case of property that constitutes stock of a Subsidiary, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Sale and Leaseback Transaction" shall mean any sale or transfer of property acquired by the Company or any Subsidiary after the date of Closing to any Person within 270 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

         "Existing Synthetic Lease Facility" means the Synthetic Lease facility of the Company and certain of its Subsidiaries evidenced by the relevant agreements dated as of November 22, 1995, as amended and restated on October 17, 1997 and further amended and restated as of June 21, 2002, among Wilmington Trust Company, as borrower, the lenders thereto, PNC Bank, N.A., as Administrative Agent, The First National Bank of Chicago, as Syndication Agent and Bankers Trust Company, as Real Estate Administrative Agent.

         "Foreign Subsidiaries" shall mean any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America, any State or territory thereof, or the District of Columbia.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guarantors" means Borders, Inc., a Colorado corporation, Walden Book Company, Inc., a Colorado corporation, Planet Music, Inc., a North Carolina corporation, Borders Properties, Inc., a Delaware corporation, Waldenbooks Properties, Inc., a Delaware corporation, Borders Online, LLC, a Delaware limited liability company, Borders Outlet, Inc., a Colorado corporation, Borders Fulfillment, Inc., a Delaware corporation, The Library, Ltd., a Missouri corporation, BGP (UK) Limited, a company with limited liability organized under the laws of England and Borders Online, Inc., a Colorado corporation and any other Person who, pursuant to Section 9.6, executes a joinder agreement and becomes a party to the Guaranty Agreement.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Agreement" means that certain Guaranty Agreement dated as of July 30, 2002, by the Guarantors for the benefit of the holders of the Notes from time to time.

          "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) every obligation of such Person under any Synthetic Lease which shall be valued at the stipulated loss value, termination value or similar amount thereof;

                  (f) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent drawn; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Expense" means, for any period, the interest expense of the Company and its Subsidiaries, (including imputed interest in respect of Capital Leases and Synthetic Leases), in respect of all Consolidated Total Debt, and all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "Investment" means any investment, made in cash or by delivery of property, by either of the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock (other than stock of the Company), debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

         "Joint Venture" means, any corporation, partnership, limited liability company, joint venture or other entity in which the Company and its Subsidiaries own not more than 50% of the capital stock, partnership interests, membership interests or other ownership interests and which does not meet the definition of "Subsidiary" herein.

         "Lease Rentals" means, with respect to any period, the sum of the rentals and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee on the count of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided, that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

         "Lender" means the lenders under the Credit Agreement.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease or Synthetic Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Sales Amount" means, with respect to any Transfer of any property by the Company or any Subsidiary, an amount equal to the difference of:

                  (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such Subsidiary in good faith) received by the Company or such Subsidiary in respect of such Transfer minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company or such Subsidiary in connection with such Transfer.

         "New Synthetic Lease Facility" means the Synthetic Lease facility agented by SunTrust Bank to be entered into by the Company and certain of its Subsidiaries on June 21, 2002 pursuant to the Loan Agreement dated as of June 21, 2002 among Atlantic Financial Group, Ltd., the lenders party thereto, and SunTrust Bank as agent for such lenders with a total facility amount not to exceed $75,000,000.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Optional Currency" means each of the following types of currency:
Euros, Australian Dollars ("AUD"), British Pounds Sterling ("GBP"), Canadian Dollars ("CAD"), Japanese Yen ("JPY"), New Zealand Dollars ("NZD"), or Singaporean Dollars ("SGD").

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Investments" means and includes:

                  (a) Investments in property to be used in the ordinary course of business of the Company and its Subsidiaries;

                  (b) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                  (c) Investments existing as of the date of Closing and described on Schedule 10.5;

                  (d) Investment in or advances to one or more Subsidiaries or any Person that concurrently with such investment becomes a Subsidiary;

                  (e) Investments in certificates of deposit or banker's acceptances issued by any domestic office of any commercial bank organized under the laws of the United states of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (f) commercial paper with a minimum rating of "A1" or "P1" by either Standard & Poor's Corporation or Moody's Investors Service, respectively, and maturing not more than 270 days from the date acquired;

                  (g) direct or guaranteed obligations of the United States or United States agency obligations with a maturity of one year or less;

                  (h) Investments in repurchase agreements;

                  (i) tax exempt state or municipal general obligation bonds rated "AA" or better by Standard & Poor's Corporation, "Aa2" or better by Moody's Investors Services or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (j) money market mutual funds denominated in an Optional Currency in countries in which the Company or any of its Subsidiaries operates a business provided that (i) each such fund in which the Company or any of its Subsidiaries makes an Investment has assets of not less than $50,000,000 and (ii) the proportional Investment in each such fund by the Company or such Subsidiary does not exceed five percent (5%) of the aggregate amount of all Investments in such fund;

                  (k) Investments consisting of loans and advances to employees
         (i) for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) for any other purpose, with such Investments under this clause (ii) not to exceed $10,000,000 in the aggregate principal amount at any time outstanding;

                  (l) Investments in Joint Ventures, provided that the aggregate amount of all such investments subject to this clause (l) does not at any time exceed 15% of Consolidated Net Worth; and

                  (m) other Investments not to exceed, in the aggregate, 5% of Consolidated Net Worth.

For purposes of applying the limitations set forth in Section 10.5, Permitted Investments shall be valued at the original cost thereof less any amount repaid or recovered in cash on account of capital or principal.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Priority Debt" means the sum, without duplication, of (i) Indebtedness of the Company or any Subsidiary secured by Liens not otherwise permitted by clauses (a) through (j) of Section 10.7; and (ii) all other Indebtedness of all Subsidiaries that are not Guarantors other than:

                  (a) Indebtedness of any Subsidiary outstanding on the date of Closing and any extension, renewal or refunding thereof, provided that the principal amount thereof is not increased;

                  (b) Indebtedness of any Subsidiary owed to the Company or a Wholly-Owned Subsidiary; and

                  (c) Indebtedness of any Foreign Subsidiary not otherwise described in clauses (a) or (b) above in an amount not to exceed the sum of (i) $30,000,000 plus (ii) the amount permitted under the "UK/Australian Sublimit" (as defined in the Credit Agreement).

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Asset Disposition of property, the application of the Net Sales Amount (or a portion thereof) with respect to such Asset Disposition to the acquisition by the Company or any Subsidiary of operating assets of the Company or such Subsidiary to be used in the business of such person.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Debt" means and includes (i) any Indebtedness of the Company owing to any Person which is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other indebtedness of the Company and (ii) Debt of any Subsidiary due and owing to any Person other than the Company, another Subsidiary or an Affiliate.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Subsidiary" means, as to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, in the case of either (a) or (b) above, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Synthetic Lease" means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

         "Transfer" means with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including any disposition of any capital stock of any Subsidiary or the assets of any Subsidiary, whether by merger, consolidation or otherwise.

         "Voting Stock" means capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

          SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK



SUBSIDIARIES OF BORDERS GROUP, INC.


                   SUBSIDIARY          STATE OF INCORPORATION          OWNERSHIP
BB Holdings, Inc.                             Michigan                    100%
Borders, Inc.                                 Colorado                    100%
Borders Fulfillment, Inc.                     Delaware                    100%
Borders Management, LLC                       Delaware                    100%
Borders Online, LLC                           Delaware                    100%
Borders Online, Inc.                          Colorado                    100%
Borders Outlet, Inc.                          Colorado                    100%
Borders Properties, Inc.                      Delaware                    100%
WB Holdings, Inc.                             Michigan                    100%
Walden Book Company, Inc.                     Colorado                    100%
Waldenbooks Properties, Inc.                  Delaware                    100%
Borders (UK) Limited
  formerly Books etc. Limited                   U.K.                      100%
Borders New Zealand Limited                  New Zealand                  100%
Borders PTE. Limited                          Singapore                   100%
Borders Australia PTY Limited                 Australia                   100%
BGI (UK) Limited                                U.K.                      100%
BGP (UK) Limited                                U.K.                      100%
Borders Canada, Ltd.                           Canada                     100%
Evermatch Limited                               U.K.                      100%
Books Etc Properties Limited                    U.K.                      100%
Meridian Books Limited                          U.K.                      100%
Borders Superstores (UK) Limited                U.K.                      100%
Charing Cross Properties Limited                U.K.                      100%



                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                              FINANCIAL STATEMENTS



         Financial statements for the Company's fiscal years ending January 26, 1997 through January 27, 2002 and interim financial statements for 13 week periods ending April 29, 2001 and April 28, 2002.



                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                   LITIGATION

         In August 1998, The Intimate Bookshop, Inc. (Intimate) and its owner, Wallace Kuralt, filed a lawsuit in the United States District Court for the Southern District of New York against the Company, Barnes & Noble, Inc., and others alleging violation of the Robinson-Patman Act and other federal laws, New York statutes governing trade practices and common law. In response to Defendants' Motion to Dismiss the Complaint, plaintiff Kuralt withdrew his claims and plaintiff Intimate voluntarily dismissed all but its Robinson-Patman claims. Intimate has filed a Second Amended Complaint limited to allegations of violations of the Robinson-Patman Act. The Second Amended Complaint alleges that Intimate has suffered $11.3 million or more in damages and requests treble damages, injunctive and declaratory relief, interest, costs, attorneys' fees and other unspecified relief. The Company intends to vigorously defend the action.

         Two former employees, individually and on behalf of a purported class consisting of all current and former employees who worked as assistant managers in Borders stores in the state of California at any time between April 10, 1996, and the present, have filed an action against the Company in the Superior Court of California for the County of San Francisco. The action alleges that the individual plaintiffs and the purported class members worked hours for which they were entitled to receive, but did not receive, overtime compensation under California law, and that they were classified as exempt store management employees but were forced to work more than 50% of their time in non-exempt tasks. The Amended Complaint, which names two additional plaintiffs, alleges violations of the California Labor Code and the California Business and Professions Code. The relief sought includes compensatory and punitive damages, penalties, preliminary and permanent injunctions requiring Borders to pay overtime compensation as required under California and Federal law, prejudgment interest, costs and attorneys' fees and such other relief as the court deems proper. The hearing on the motion to certify the action as a class action has been rescheduled for June 14, 2002. The Company intends to vigorously defend the action, including contesting the certification of the action as a class action.

         In addition to the matters described above, the Company is from time to time involved in or affected by other litigation incidental to the conduct of its businesses. The Company does not believe that any such other litigation will have a material adverse effect on its liquidity, financial position or results of operations.


                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                                 USE OF PROCEEDS



         The proceeds from the sale of the Notes will be used to refinance existing indebtedness of the Company and its Subsidiaries and for general corporate purposes.





                                 SCHEDULE 5.14
                          (to Note Purchase Agreement)

                              EXISTING INDEBTEDNESS



PART I.  CREDIT AGREEMENT AND SYNTHETIC LEASE FACILITIES

          1. Indebtedness of the Company, the Guarantors, Borders (UK) Limited and Borders Australia Pty Limited in an aggregate principal amount of $375,000,000 under the Credit Agreement.

          2. Indebtedness of the Company and certain of its Subsidiaries in respect of the Existing Synthetic Lease Facility and the New Synthetic Lease Facility in the aggregate principal amount of approximately $100,000,000.


PART II.  CAPITAL LEASES



                                                                             AMOUNT
COMPANY                             DESCRIPTION                         OUTSTANDING
Borders Group Inc.      Capital Lease of IBM computer equipment           1,862,000
Borders Group Inc.      Capital Lease of IBM computer equipment           2,064,000
Borders Group Inc.      Capital Lease of Checkpoint Equipment                13,000
Borders Group Inc.      Capital Lease of IBM computer equipment             766,000
Borders Group Inc.      Capital Lease of IBM computer equipment             628,000
Borders, Inc.           Capital leases                                    2,881,747



                                 SCHEDULE 5.15
                          (to Note Purchase Agreement)

PART III.  FOREIGN SUBSIDIARY INDEBTEDNESS NOT COVERED UNDER CREDIT AGREEMENT


                                                                                AMOUNT
      COMPANY                             DESCRIPTION                        OUTSTANDING
Borders Australia            Overdraft facility and related credit          AUD$3,500,000
Pty Ltd                      facilities with ANZ Australia

Borders New                  Overdraft facility and related credit           NZ$2,000,000
 Zealand Limited             facilities with ANZ New Zealand

Borders (UK)                 Fortis Bank SA overdraft facility                Eng. Pound
 Limited                                                                  Sterling 5,000,000

Borders New                  Bank guarantees in favor of New                  NZ$90,000
 Zealand Ltd                 Zealand Customs Service

Borders Australia            Bank guarantees in favor of:
Pty Ltd                      Haymarkets Tivoli Theaters Pty                   AUD$475,000
                             Ltd
                             AMP Life Ltd.                                    AUD$405,000

Borders Pte. Ltd.            Bank Guarantee in favor of Standard              Singapore
                             Charter Bank                                      $100,000

Borders Pte. Ltd.            Bank Guarantees in favor                          Singapore
                             of Board of Film Censors Singapore                 $20,000



                                    S-5.15-2

                              EXISTING INVESTMENTS


1.       Investments in Harvest Book Company, LLC.

2.       Investments in Paperchase Products, Ltd.

3.       Investments constituting cash and cash equivalents.






                                 SCHEDULE 10.5
                          (to Note Purchase Agreement)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE REGISTRATION UNDER SAID ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR IF SAID ACT DOES NOT APPLY.



                                 [FORM OF NOTE]


                               BORDERS GROUP, INC.


                 6.31% Senior Guaranteed Note due July 30, 2006

No. [         ]                                                           [Date]
     ---------
$[            ]                                                PPN[           ]
  ------------                                                     ------------

         FOR VALUE RECEIVED, the undersigned, BORDERS GROUP, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State
of Michigan hereby promises to pay to [                ], or registered assigns,
                                      -----------------
the principal sum of [                ] DOLLARS on July 30, 2006, with interest
                      ----------------
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.31% per annum from the date hereof, payable semiannually, on the thirtieth day of each January and July in each year, commencing with the January 30 or July 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.31% or (ii) 2.00% over the rate of interest publicly announced by Bank One, N.A. from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank One, N.A., Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 30, 2002 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. The payment and performance hereof is unconditionally guaranteed pursuant to the Guaranty Agreement dated as of July 30, 2002 of the Guarantors named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in

                                   EXHIBIT 1
                          (to Note Purchase Agreement)
reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of Michigan, excluding choice-of-law principles of the law of such State which would require application of the laws of a jurisdiction other than such State.

                                                 BORDERS GROUP, INC.


                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                     E-1-2

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                        TO THE COMPANY AND THE GUARANTORS

         The closing opinion of Dickinson Wright PLLC, Special Counsel for the Company and the Guarantors, which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                  1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Michigan, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                  2. Each Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform the Guaranty Agreement to which it is a party and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect.

                  3. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  5. The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of each Guarantor, has been duly executed and delivered by each Guarantor, and constitutes the legal, valid and binding contract of each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)
         equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Guaranty Agreement, the Note Purchase Agreements or the Notes.

                  7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreements and the execution, delivery and performance by each Guarantor of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company or any Guarantor pursuant to the provisions of the charter documents or By-laws of the Company or any Guarantor or any agreement or other instrument known to such counsel to which the Company or any Guarantor is a party or by which the Company or any Guarantor may be bound.

                  8. There are no proceedings pending, or to the knowledge of such counsel, threatened against or directly affecting the Company or any Guarantor in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting any Guarantor's ability to perform its obligations under its Guaranty Agreement or the Company's ability to perform its obligations under the Note Purchase Agreements or the Notes.

                  9. The application of the proceeds of the issue and sale of the Notes will not violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II assuming the accuracy of the factual representations set forth in Section 5 of the Note Purchase Agreements.

                  10. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

                  11. The issuance, sale and delivery of the Notes and the Guaranty Agreement under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes or the Guaranty Agreement under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Dickinson Wright PLLC shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                   E-4.4(a)-2

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                  1. The Company is a corporation, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

                  2. Each Note Purchase Agreement constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. The Notes constitute the legal, valid and binding obligations the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Dickinson Wright PLLC is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Michigan and the By-laws of the Company. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.



                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)